EXHIBIT 10.1

                                                                  EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT, including, without limitation, all schedules and attachments hereto (this "LOAN AGREEMENT") is made and entered into this 26th day of November, 2003 by and between iGAMES ENTERTAINMENT, INC. a Nevada corporation ("BORROWER"), and MERCANTILE CAPITAL, L.P., a Pennsylvania limited partnership ("LENDER").

                              W I T N E S S E T H:


         WHEREAS, Borrower has requested that Lender create a credit facility (the "CREDIT FACILITY") for Borrower in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "CREDIT FACILITY AMOUNT"), to be drawn down by Borrower from time to time, and to be used by Borrower for working capital (each amount that is drawn from the Credit Facility and outstanding, from time to time, the "LOAN AMOUNT, " and in the aggregate, the "LOAN AMOUNTS"); and

         WHEREAS, Lender has agreed to create the Credit Facility, subject to the terms, conditions and covenants set forth in the Loan Agreement and in other documents, instruments and agreements to be entered into in connection with the Loan.

         NOW, THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. All capitalized terms in this Agreement shall have the meanings ascribed to them in SCHEDULE 1 or where used, as the case may be.

2.       THE LOAN.

         2.1 LOAN. On the date hereof, Lender shall create the Credit Facility for the Credit Facility Amount. The parties agree that the Credit Facility Amount shall be evidenced by a demand note of even date herewith (the "NOTE"), in the form attached hereto as EXHIBIT A, and that the lesser of the Credit Facility Amount, or the Loan Amount, as the case may be, along with all of the Obligations, shall be payable upon written DEMAND of Lender after January 31, 2004, upon five days written notice to the Borrower (the period from the Closing Date through January 31, 2004, the "INITIAL TERM").

         2.2 DISBURSEMENT OF THE LOAN. In connection with periodic draw-downs of Loan Amounts from the Credit Facility, the Borrower shall, from time to time, submit draw-down certificates (each, a "DRAW DOWN CERTIFICATE"), in the form attached hereto as EXHIBIT B. Each Draw-Down Certificate shall state a Loan Amount (provided, however, that in no instance shall the aggregate Loan Amounts exceed the Credit Facility Amount), the purpose for which the Loan Amount shall be

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                  used and shall be counter-signed by both the Borrower and the
                  Surety. The Lender, in its sole and absolute discretion, shall determine whether or not to lend the requested Loan Amount set forth in the Draw-Down Certificate. In the event that the requested Loan Amount is approved by the Lender, the Lender will credit the proceeds of the Loan Amount in question to or for the benefit of Borrower via wire transfer or ACH to Borrower's operating account as Borrower shall designate by written notice to Lender, except for the payment of amounts due to or for the benefit of Lender hereunder which shall be made directly to Lender.

         2.3 INTEREST RATES AND PAYMENTS OF INTEREST. Interest (the "INTEREST") shall accrue on the outstanding Loan Amounts from the date of wire at a rate per annum equal to Wilmington Trust of Pennsylvania's "prime rate" plus 10%, floating with daily resets (the "INTEREST RATE"), calculated on the basis of a 360-day year counting the actual number of days elapsed (provided, however, that such interest rate shall, in no instance, be below 14.5%). Except in an Event of Default, as set forth in Section 8, Obligations due and owing under the Note shall be repayable in whole or part as set forth in
                  Section 2.1. Notwithstanding the foregoing, Interest along with the Collateral Management Fee (as defined in Section 2.4) with respect to the Loan Amount from the period from the Closing Date through January 31, 2004, as set forth in the Draw-Down Certificate tendered at Closing, along with any unpaid expenses as set forth in Section 2.5, shall be due and payable upon the Closing Date, and may be debited from such initial Loan Amount. After the Initial Term, Interest payments and Collateral Management Fee payments shall be received monthly in arrears within five (5) Business Days after the end of the previous calendar month.

         2.4 COLLATERAL MANAGEMENT FEE. Borrower hereby agrees to pay to Lender a non-refundable collateral management fee ("COLLATERAL MANAGEMENT FEE") in an amount equal to One Percent (1%) of the Loan Amount, each calendar month. The Collateral Management Fee shall constitute an additional Obligation hereunder secured by the Collateral.

         2.5 EXPENSES. The Borrower shall promptly pay to or on behalf of Lender, from time to time, the reasonable fees and expenses of Lender's counsel, appraisers, auditors, all charges and fees for recording or perfecting interests in the Collateral and other expenses of Lender in connection with this Agreement and the creation of the Credit Facility. Any expenses hereunder shall constitute an additional Obligation hereunder secured by the Collateral

3.       COLLATERAL SECURITY.

         3.1 GRANT OF SECURITY INTERESTS. As security for the timely satisfaction of all Obligations, Borrower hereby assigns, transfers and sets over to Lender all of its right, title and interest in and to, and grants Lender a continuing lien on and security interest in and to those of the Borrower's Assets described in SCHEDULE 2 wherever located and whenever acquired, together with all replacements therefor

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                  and all cash and non-cash Proceeds (including, but without limitation, insurance Proceeds and Proceeds of Proceeds) thereof, collectively called the "COLLATERAL" which shall stand as one general, continuing collateral security for all Obligations of the Borrower to Lender and may be retained by Lender until all Obligations have been satisfied in full.

         3.2 PRIORITY OF LIENS. Lender's Liens in and to the Collateral shall be first and prior to all Liens against the property, real and personal, of Borrower now existing or hereafter arising ("LENDER'S PRIOR SECURITY INTEREST").

         3.3 FINANCING STATEMENTS. Borrower hereby: (a) authorizes Lender to file any financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may specify; (b) agrees to take such other steps as Lender may direct, including the noting of Lender's lien on the Collateral and on any certificates or documents of title therefor, all to perfect Lender's liens on and security interests in the Collateral; and (c) agrees to pay or reimburse Lender for all costs and taxes of filing or recording the same in such public offices as Lender may designate. In addition to the foregoing, and not in limitation thereof, a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Borrower hereby irrevocably appoints Lender as its attorney-in-fact (without requiring Lender to act as such) to execute any financing statements, including amendments thereto and continuation statements thereof in the name of Borrower, and to perform all other acts and deeds that Lender deems appropriate to perfect and continue its security inters in, and to protect and preserve, the Collateral.

4.       OTHER PROVISIONS.

         4.1 POWER OF ATTORNEY. Borrower hereby irrevocably authorizes and empowers Lender, grants Lender a power of attorney, coupled with an interest in, and appoints Lender, or any officer, director or employee of Lender, as attorney-in-fact for Borrower, with full authority for and on behalf of Borrower, and in its name, place and stead, to take any action which Borrower or any officer or director of Borrower could do if then present, as may, in the opinion of Lender, be necessary or advisable, to perfect Borrower's interest in any of the Collateral.

         4.2 PAYMENTS. All payments of interest on and principal of the Loans, all fees and all other sums payable to the Lender hereunder shall be paid directly to the Lender in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. Borrower shall make each payment hereunder not later than 12:00 p.m., local time, on the day when due, at the office of the Lender at 300 East Lancaster Avenue, Suite 308, Wynnewood, Pennsylvania 19096-2106. Should any payments of principal or interest or fees become due and payable on a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania,

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                  the payment date thereof shall be extended to the next
                  succeeding Business Day and such extension of time shall in such case be included in computing such interest or fees, as the case may be. Any such payments or prepayments made shall be applied, first to the payment of unpaid costs and charges due including late fees, then to interest due and payable under the Note and then to the reduction of the outstanding principal balance thereof.

         4.3 STATEMENTS OF AMOUNT DUE. At least once each month, Lender shall render to Borrower a statement of Borrower's Obligations to Lender hereunder, which statements shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days from the date such statement is delivered setting forth any error claimed by Borrower.

5.       CONDITIONS PRECEDENT.

         Any obligation of Lender to lend any Loan Amount under the Credit Facility is subject to the following conditions precedent:

         5.1 PAYMENTS. On or before the Closing Date, Borrower shall have paid: (a) the expenses accrued to date described in Section 2.5.

         5.2 DOCUMENTS REQUIRED FOR THE CLOSING. On or before the Closing Date, Borrower shall have delivered to Lender duly executed original counterparts of the following, all in form and substance acceptable to Lender, in its sole discretion:

                  5.2.1    This Agreement;

                  5.2.2    The Note;

                  5.2.3 A stock certificate for 1,000,000 (one million) shares of the Borrower's common stock (the "STOCK") with the corresponding Pledge Agreement, in the form attached hereto as EXHIBIT C, and such other documents and agreements as are required to cause such Stock to become part of the Collateral;

                  5.2.4 A Surety Agreement with respect to the Credit Facility Amount, executed by the Surety., in the form attached hereto as EXHIBIT D;

                  5.2.5 The Assignment Agreement, in the form attached hereto as EXHIBIT E, with respect to the $1,000,000 (One Million Dollars) "TERMINATION AMOUNT," as that term is used and defined in Section 11(e)(ii) of the Stock Purchase Agreement between Borrower, Chex Services, Inc. and Equitex, Inc. dated November 3, 2003,

                  5.2.6 An opinion of counsel, in the form attached hereto as EXHIBIT F, which includes an opinion, in form and substance satisfactory to the Lender, in

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                           its sole discretion, that the pledge of the Stock
                           does not violate federal and/or state securities laws or the regulations of any stock exchange;

                  5.2.7    The UCC-1 financing statements as required by Lender;

                  5.2.8 UCC-3 Termination Statements with respect to any security interest of record in any of the Collateral prior to the date hereof in favor of any Person other than Lender.

                  5.2.9 A certified (as of the date of the Closing) copy of resolutions of Borrower's board of directors or other governing agency authorizing the execution, delivery and performance of this Agreement, the Note, the Stock, the Collateral and Loan Documents and each other document to be delivered pursuant hereto;

                  5.2.10 Such other agreements, documents or instruments required by Lender, or its counsel, to evidence the transactions described in this Agreement and perfect the Liens and security interests of Lender in the Collateral.

         5.3      MISCELLANEOUS CONDITIONS.

                  5.3.1 The audit of Borrower's Collateral shall have been performed by Lender the results of which shall be satisfactory to Lender, in its sole discretion.

                  5.3.2 Lender shall have received UCC, Lien, tax, judgment and other searches required by Lender.

                  5.3.3 Lender shall have received copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lender on the Collateral and evidence in a form acceptable to the Lender that such Lien constitutes the Lender's Prior Security Interest and is a valid an perfected first lien.

         5.4 LEGAL MATTERS. At the time of Closing, all legal matters incidental thereto shall be reasonably satisfactory to Lender and its counsel.

6.       REPRESENTATIONS AND WARRANTIES.

         6.1 CORPORATE EXISTENCE, ETC. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

                  6.1.1 Borrower is duly organized and validly existing, and in good standing under the laws of the State of Nevada, has the lawful power to own, lease, encumber and operate its Assets and properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business

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                           transacted by it or property owned by it makes such
                           qualification necessary. Borrower has no subsidiaries or other entities constituent of Borrower. Borrower, except as disclosed to Lender, has not changed its name, been the surviving entity in a merger, acquired any business, or changed its principal executive offices within five (5) years and one (1) month prior to the date hereof;

                  6.1.2 Borrower has the requisite corporate power and authority, to enter into and perform this Agreement, the Note and the Loan Documents to which it is a party and to incur the Obligations herein and therein provided for and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, the Note and the Loan Documents which are duly and validly executed and constitute legal, valid and binding obligations of borrower enforceable in accordance with their respective terms;

                  6.1.3 Borrower is not in default with respect to any of its existing Indebtedness or under any agreement, commitment, lease, contract, deed of trust, mortgage, note or other Instrument and the making and performance of this Agreement, the Note and the Loan Documents will not immediately, with the passage of time, with the giving of notice or both (a) violate the charter or by-laws or other organizational documents of Borrower or, in any material respect, violate any Laws, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Borrower; or (b) result in a default under any contract, agreement, indenture, note, loan or credit agreement, license, lease or instrument to which Borrower is a party or by which it or its property is bound; or result in the creation or imposition of any security interest in or Lien or encumbrance upon any of the Assets of Borrower except such as are in favor of Lender.

                  6.1.4 No holder of any Indebtedness of Borrower has given notice of any asserted default thereunder. No liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to Borrower or their properties is pending or, to the knowledge of Borrower, threatened against them;

                  6.1.5 There are no pending orders, notices, litigation, actions, claims, suits, proceedings or investigations pending, or, to the knowledge of Borrower, threatened or reasonably anticipated against or affecting Borrower at law or in equity or before or by any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which may be expected to result in any Material Adverse Change in the business, operations, prospects, properties or Assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrower. There is no judgment, liability or award, which may be

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                           expected to result in any Material Adverse Change in
                           the business, operations, prospects, properties or Assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrower. Borrower is not in default with respect to any judgments, order, writ, injunction, decree, rule aware or regulation of any court, governmental instrumentality or agency, commission, board, bureau, or arbitrator or arbitration panel;

                  6.1.6 Borrower does not know of, or anticipate any Material Adverse Change in its Assets, Liabilities, properties, business, or condition (financial or otherwise);

                  6.1.7 Borrower has good and marketable title to all of its properties and Assets, subject to no security interest, encumbrance or Lien, or the claim of any third person.

                  6.1.8 The Financial Statements presented and to be presented to Lender, including any related schedules and notes appended thereto, have been and will be prepared in accordance with GAAP and fully and fairly present in all material respects the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby. There have been no Material Adverse Changes in the financial condition or business of Borrower from the date such Financial Statements were presented to Lender to the date hereof:

                  6.1.9 As of the date hereof, and excluding the Credit Facility, except as set forth on Schedule 6.1.9, Borrower does not have any direct or contingent liability or material Indebtedness of any nature, including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements of Borrower delivered to Lender prior to the date hereof. Borrower does not know and has no reasonable grounds to now of any basis for the assertion against Borrower of any material Indebtedness of any nature not fully reflected and reserved against in its Financial Statements;

                  6.1.10 Borrower has filed or caused to be filed all federal, state and local tax returns and other reports it is required by Law to file prior to the date hereof and which are material to the conduct of its business, or has timely filed requests for extensions to file the same as permitted by Law, and has paid or caused to be paid all taxes, assessments and other governmental charges due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower does not have any knowledge of any deficiency or additional assessment in a material amount in

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                           connection with any taxes, assessments or charges not
                           provided for on its books and Records;

                  6.1.11 Borrower has complied in all material respects with all applicable Laws with respect to: (a) any restrictions, specifications or other requirements pertaining to products that Borrower imports, manufactures or sells or to the services it performs;
                           (b) the conduct of its business and (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business;

                  6.1.12 No representation, warranty or statement by Borrower contained herein or in any certificate or other documents furnished pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  6.1.13 No recording, filing, registration, notice or other similar action is required in order to insure the legality, validity, binding effect or enforceability of this Agreement or the Note or the other documents and instruments executed hereunder as against all persons other than such filings as may be required under the UCC and mortgages to perfect Lender's interest in all real property owned by Borrowers;

                  6.1.14 There are no Liens or security interest in any of the Borrower's Assets and Borrower does not know of any circumstances which might lead to the imposition of any Lien;

                  6.1.15 Borrower is in compliance in all material respects with all applicable provisions of ERISA;

                  6.1.16 Borrower does not have any Defined Benefit Pension Plan, as that term is defined in ERISA.

                  6.1.17 No Event of Default has occurred and is continuing or is about to occur;

                  6.1.18 The Obligations and Indebtedness of Borrower under this Agreement, the Note and any other Loan Document are not subordinated in right of payment or otherwise to any other obligation of Borrower or to the rights of others;

                  6.1.19 Borrower shall not pay any commission or finder's fee payable in connection with the Loans;

                  6.1.20 Borrower does not know of any activity at any real property or facility owned or operated by Borrower (each a "PROPERTY") which has been conducted, or is being conducted, except in compliance with all environmental laws, statutes, ordinances, regulations, order, and

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                           requirements of common law concerning (a) those
                           activities, (b) repairs or construction of any improvements, (c) handling or storing of any materials, (d) discharges to the air, soil, surface water or ground water, and (e) storage, treatment or disposal of any waste at or connected with any activity at any Property.

                  6.1.21 Borrower does not know of the presence of any contamination on the Property. As used in this Agreement, the term "contamination" shall mean the uncontained presence of hazardous substances at the Property, or arising form the Property, which may require remediation under any applicable law; and the term "hazardous substances" shall mean "hazardous substances" or "contaminants" or "regulated substances" as defined pursuant to any applicable environmental laws, if such presence would require removal or remediation thereof under such Environmental Law.

                  6.1.22 Borrower does not know of any investigation of any Property for the presence of radon or radon gas or the presence of the radioactive decay products or radon.

                  6.1.23 No tanks presently or formerly used for the storage of any liquid or gas above or below ground are present on any Property.

         6.2 SOLVENCY. Borrower has sufficient capital to carry on all businesses and transactions in which it now engages or is about to engage, is solvent and will continue to be solvent after incurring the Loan and creating security interests of Lender in the Collateral.

         6.3 INVESTMENT COMPANY. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.4 SURVIVAL. All of the representations and warranties set forth in Section 6.1 shall survive until all Obligations are satisfied in full.

7.       BORROWERS' COVENANTS.

         7.1 AFFIRMATIVE COVENANTS. Borrower does hereby covenant and agree with Lender that, so long as any of the Obligations remain unsatisfied, it will:

                  7.1.1 Maintain or cause to be maintained, take out, pay for and keep in effect or cause to be taken out, paid for, and kept in effect, so long as the Obligations remain unsatisfied, such insurance against risks, including without limitation, commercial general liability and property damage, business interruption, fire and extended coverage with respect to the Collateral owned by any Borrower (to the extent of its full insurable replacement value), vandalism and malicious mischief and sprinkler

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                           leakage coverage and coverage against such other
                           hazards, as are customarily insured against by companies in the same or similar businesses, and such other hazards as Lender may, from time to time reasonably require, including flood hazard to the extent any Property is located in an area designated or identified as an area having specified flood hazards, all in amounts and with such insurance carriers as may be satisfactory to Lender, and will deliver to Lender, upon their issuance, insurance policies for all insurance then in force. All renewal and substitute policies of insurance shall be delivered to Lender, premium paid, at least fifteen
                           (15) days prior to the termination of the policies previously delivered to Lender. All such insurance policies will name Lender as loss payee and/or additional insured, as required by Lender, and contain a provision whereby they may not be canceled or amended except upon thirty (30) days written notice to Lender and shall be endorsed with a standard mortgagee or loss payee clause, as applicable, in favor of Lender and not subject to contribution.

                  7.1.2 Pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their property or which they are required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on their books; but Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent;

                  7.1.3 Keep accurate and complete in all material respects, books and Records relating to Accounts, receivables, other Collateral, and business affairs consistent with sound accounting practices; keep complete and accurate Records (including all books of original and final entry, computer programs, software, stored material and data banks associated with or arising out of their business, operations and/or record keeping) and make all necessary entries therein to reflect the transactions and facts giving rise to Accounts, Chattel Paper, receivables and other Collateral, and all payments, debits, credits and adjustments applicable thereto;

                  7.1.4 Give prompt notice to Lender of: (a) any litigation in which Borrower is a party to the extent the liability of Borrower in respect of such litigation is reasonably expected to exceed $10,000, and (b) the institution of any other suit or any administrative proceeding against Borrower that might materially and adversely affect its individual operations, financial condition, property or business;

                  7.1.5 Maintain financial records in accordance with GAAP and, upon reasonable notice by Lender, permit any authorized representative designed by Lender to visit at reasonable times and inspect any of the Properties of Borrower (including, without limitation, their books of

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                           account, Records, correspondence and other papers and
                           to make extracts therefrom) and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing statements for or on behalf of Borrower;

                  7.1.6 Make no material change in the nature or character of its business and not engage in any business which is materially different from the business in which it is currently engaged; maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; and operate its business strictly in accordance with applicable federal, state and local laws;

                  7.1.7 Except as expressly prohibited by Reg FD, permit Lender, its officers, employees, designees and agents, without hindrance or delay, at such times as Lender deems reasonably appropriate and without prior notice to Borrower, to have access to, audit, inspect, and make copies of or extracts from all of Borrower's books and Records including, without limitation, all journals, orders, receipts and correspondence and any other books and Records pertaining to Borrower's business which Lender may request, wherever located;

                  7.1.8 Cause all persons, including computer service bureaus, bookkeeping services, accountants, auditors and the like, to make all such books and Records in their possession available to Lender, its officers, employees, designees and agents. If deemed necessary by Lender, in Lender's sole discretion, upon the occurrence of an Event of Default, Lender may remove them from any Borrower's place of business or any other place where the same may be found for the purposes of examining, auditing or reproducing the same. Any books or Records so removed by Lender shall be returned by Lender as soon as Lender shall have completed its inspection, audit or reproduction thereof;

                  7.1.9 Take all necessary steps to preserve its corporate entity existence and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject except those with respect to which the failure to do so would not have a Material Adverse Effect on Borrower;

                  7.1.10 Do all acts and make all such filings as may be necessary to ensure that Borrower is duly qualified to do business in all jurisdictions in which the conduct of its business or the ownership of its properties makes such qualification necessary.

                  7.1.11 Instruct Borrower's outside compute service company and accounts that Lender is irrevocably empowered to have full access to and to have printouts and all information respecting Borrower's financial records maintained by Borrower's outside computer service company and/or accountants respecting any and all financial Records now or hereafter maintained by the same on account of Borrower at Borrower's expense and Lender will notify Borrower of any such contact.

                  7.1.12 Execute and deliver to Lender any instrument, document, assignment or other writing which Lender deems necessary or desirable to carry out the terms of this Agreement or to enable Lender to perfect or enforce its Liens and security interests in the Collateral;

                  7.1.13 Indemnify and agree to protect, defend and hold harmless Lender, any entity which "controls" Lender, within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Lender and any member, partner, officer, director, official, agent, employee or attorney of Lender, and their respective heirs, administrators, executors, member, partner, officer, director, official, agent, employee or attorney of Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Loan Documents, the handling of the Collateral or the transactions contemplated herein and therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties).

                  7.1.14 In case any action shall be brought against Lender or any other Indemnified Party in respect to which indemnity may be sought against Borrower, Lender or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Lender (unless to do so represents a clear conflict of interest, in which case Lender shall choose with or without the consent of Borrower), the payment of all reasonable costs and expenses and the right to negotiate and consent to settlement. The failure of Lender to so notify Borrower shall not relieve Borrower of any liability they may have under the foregoing indemnification provisions from any liability which Borrower may otherwise have to Lender, or any of the Other Indemnified Parties, except to the extent materially prejudiced by such delay or failure of notice. In the event that Borrower shall not be proceeding diligently to defend such claim, Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without the applicable Person's consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Lender from and against any loss or liability by reason of such settlement or judgment.

         7.2 NEGATIVE COVENANTS. Without the prior written consent of Lender, Borrower shall not:

                  7.2.1 Change its name, its place of business, or, if more than one, chief executive office or its mailing address, organizational identification number, if it has one, change its type of organization, jurisdiction of organization or other legal structure or enter into any acquisition, merger, consolidation, reorganization or recapitalization (except for the impending purchase of Money Centers of America, Inc. and, subsequently, of Chex Services, Inc. by Borrower, with respect to which Lender hereby consents, provided that such purchases do not, separately and in the aggregate, have a Material Adverse Effect);

                  7.2.2 Create, incur or assume or permit to exist any liability for borrowed money or lease except for borrowings from Lender; the purchase money loans or leases incurred to purchase or Lease Equipment used in the ordinary course of Borrower's business;

                  7.2.3 Wind up, liquidate or dissolve its affairs, enter into any merger, consolidation, reorganization or recapitalization, reclassify its capital stock or make any change to its formation documents;

                  7.2.4 Sell, transfer, assign, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its Assets, nor permit the transfer of any Collateral or Property or any interest of Borrower therein;

                  7.2.5 Factor any of its Accounts, nor grant, create, incur or permit to exist any mortgage, pledge, a security interest in or Lien upon, or for any other purpose assign or transfer, either absolutely or as collateral security, any of the Collateral except in favor of Lender;

                  7.2.6 Request an Account Debtor to withhold or stop any payment;

                  7.2.7 Become liable, directly or indirectly, as guarantor, surety, endorser or otherwise for any obligation of any other person, firm, or corporation except for endorsement of commercial paper for deposit or collection in the ordinary course of business.

                  7.2.8 Make or furnish Lender any financial statement, representation, warranty, certificate or other document, statement or information that will contain any untrue, incorrect or incomplete statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  7.2.9 Directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation G, T, X or U of the Board of Governors of the Federal Reserve Systems, or any regulations, interpretations or rulings thereunder;

8.       DEFAULT.

         8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

                  8.1.1 Borrower shall fail to pay any installment of principal or interest or fee payable hereunder or any Obligation when due;

                  8.1.2 Borrower shall fail to observe or perform any other obligation or covenant required to be observed or performed by it hereunder, under any of the Loan Documents, or under any other agreement between Borrower and Lender or the occurrence of an Event of Default under any other agreement between Borrower and Lender;

                  8.1.3 Borrower shall make or furnish to Lender any representation, warranty, statement or certificate in connection with this Agreement, the Loan Documents or the Obligations which is not true and correct when made or furnished, or shall be false, incorrect or incomplete when made;

                  8.1.4 Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its creditors;

                  8.1.5 Proceedings in bankruptcy, or for reorganization of Borrower, or for the readjustment of any of its debts under Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by or against Borrower and, if commenced against Borrower, shall not be discharged within ten (10) days of their commencement;

                  8.1.6 A receiver or trustee shall be appointed for Borrower or for any substantial part of its Assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and such receiver or trustee shall not be discharged within ten (10) days of its appointment, or Borrower shall discontinue business or materially change the nature of its business;

                  8.1.7 The entry of any judgment against Borrower which, if adversely decided, would have a Material Adverse Effect, which remains unsatisfied for ten

                           (10) days unless being contested by Borrower in good faith with appropriate proceedings and with execution stayed;

                  8.1.8 If, in Lender's judgment, the value of the Collateral so substantially deteriorates or diminishes that Lender reasonably deems the Obligations to be inadequately secured, and Borrower neither reduced the amount of the Obligations, nor provides additional Collateral;

                  8.1.9 The validity or enforceability of this Agreement, the Note or any of the Loan Documents, shall be contested by Borrower or Borrower shall deny that it has any or further liability or obligation hereunder or therewith;

                  8.1.10 The occurrence of any Material Adverse Change in the financial condition of Borrower;

                  8.1.11 Except for Borrower's impending purchase of Money Centers of America, Inc. and, subsequently, of Chex Services, Inc. (with respect to which Lender hereby consents, provided that such purchases, separately and in the aggregate, do not have a Material Adverse Effect), a Change in Control of Borrower.

         8.2 ACCELERATION. Immediately and without notice upon the occurrence and during the continuation of any Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind; and, notwithstanding any outstanding commitment of Lender to Borrower to make additional and further loans to Borrower, upon the occurrence of any Event of Default, any such commitments shall immediately become null and void and of no force and effect whatsoever.

         8.3 REMEDIES. After any acceleration due to an Event of Default, interest on the principal balance of the Obligations outstanding from time to time shall accrue and is payable at the Interest Rate plus five percent (5%) per annum from the date of such acceleration until all such Obligations are satisfied in full and whether or not any judgment is entered hereon (the sum of both rates, the "DEFAULT RATE"). In addition to the rights and remedies given it by this Agreement and the Loan Documents, Lender shall have all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which it might apply to any Collateral and Lender may enforce such rights and pursue such remedies without demand of performance and without other notice. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Loan Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, take possession of the Collateral, exercise the Confession of Judgment contained in Section 9.20 herein, retain all of Borrower's Records. After deducting from the Proceeds of sale or other disposition of the Collateral all expenses (including all expenses for legal services), Lender shall apply such Proceeds toward the satisfaction of the Obligations. Any remainder of the Proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to tender, or to cause to be tendered at its expense, the Collateral at such place or places, as Lender shall designate. Without limiting the generality of any of the rights and remedies conferred upon Lender under this paragraph, Lender may, to the full extent permitted by applicable Laws: (a) enter upon the premises of Borrower, exclude therefrom Borrower, and take immediate possession of any Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (b) at Lender's option, use, operate, manage and control the Collateral in any lawful manner; (c) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and (d) maintain, repair, renovate, alter or remove the Collateral as Lender may determine in its discretion.

9.       MISCELLANEOUS

         9.1 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of any guaranty, surety, hypothecation, pledge or security agreement, note, or other evidence of liability held by Lender, and any other agreement between Borrower and any entity constituent of Borrower as guarantor, surety or otherwise, and Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranty, surety, hypothecation, pledge or security agreements in accordance with their respective terms.

         9.2 TERM OF AGREEMENT. This Agreement shall terminate after payment in full of the Note and discharge of all obligations and undertakings of Borrower to Lender, whether arising hereunder or otherwise. The termination of this Agreement shall not affect the rights, liabilities and obligations of the parties with respect to the Obligations as of the date of termination, or the Collateral which secures and is to secure the Obligations, which Collateral shall remain subject to the liens and security interests granted hereunder until all of the Obligations are satisfied in full. The failure of Lender to enforce any of the terms and provisions hereof or failure to declare default hereunder shall apply only in a particular instance, and shall not operate as a continuing waiver.

         9.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein.

         9.4 FURTHER ASSURANCE. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as

                  Lender may reasonably require to carry out the terms of this Agreement, including those provisions of this Agreement with respect to the Collateral and Lender's perfection of its security interest therein, and be Informed of Borrower's status and affairs.

         9.5 ENFORCEMENT AND WAIVER BY LENDER. Lender shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof no withstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and the occurrence and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         9.6 NOTICE. Any notices or consents required or permitted by this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, by reputable overnight carrier, or by fax, as follows, unless such address is changed by written notice hereunder:

         9.7      If to Borrower:

                  iGames Entertainment, Inc.
                  301 Yamato Road, Suite 2199
                  Boca Raton, FL 33431
                  Attention: Jeremy Stein, President & CEO
                  Facsimile No. (561) 995-1006

                  with a copy to:

                  James G. Dodrill, Esq.
                  5800 Hamilton Way
                  Boca Raton, FL 33496
                  Facsimile No. (561) 862-0927

                  If to Lender
                  Mercantile Capital, LP
                  300 E. Lancaster Ave.
                  Suite 308, Wynnewood, PA  19096-2106
                  Attention:  Jay M. Starr
                  Facsimile No.  (610) 658-1971

         9.8 WAIVER AND RELEASE BY BORROWER. To the maximum extent permitted by applicable Laws, Borrower waives notice after acceleration in the manner herein provided before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws, or by any agreement with Borrower, and, except where required hereby or by any applicable laws, notice of any other action taken by Lender; and releases Lender and its officers, attorneys, agents and employees from any and all claims for loss or damages caused by any act or omission on the part of any of them except willful misconduct.

         9.9 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made, delivered and to be performed entirely within such Commonwealth without regard to its conflict of laws principles.

         9.10 CONSENT TO JURISDICTION, SERVICE AND VENUE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement or any of the Loan Documents, Guarantor hereby irrevocably consents and submits to the exclusive jurisdiction and venue of either the Court of Common Pleas of Montgomery County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, regardless of the convenience of either such forum. Borrower further agrees and consents to accept and acknowledge all service of process carried out by means of registered mail, return receipt requested, in connection with any such matter. The provisions of this Section shall not limit or otherwise affect the right of Lender to institute and conduct action in any other appropriate manner, jurisdiction or court.

         9.11 ENTIRE UNDERSTANDING. This Agreement, including all of the Schedules and Exhibits attached hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

         9.12 HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         9.13 SEVERABILITY. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect, and shall be enforceable without regard thereto.

         9.14 PARTIES BOUND. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each of the parties hereto, their respective legal representatives, heirs and, as permitted hereunder, assigns. Nothing in this Agreement is intended to or shall be construed to grant or confer upon any person, other than the parties hereto and their respective successors and assigns, as permitted, any rights or remedies under or by reason of this Agreement.

         9.15 FURTHER ASSURANCES. At any time and from time to time, each of the parties hereto, at the request of any other party hereto and without further consideration, will promptly execute and deliver all such further documents or perform such acts as such party reasonably may request in order to more fully consummate the transactions contemplated herein.

         9.16 NO THIRD PARTY BENEFICIARY RIGHTS. Except as set forth below, this Agreement is not intended to and shall not be construed to give any person or entity other than the parties signatory hereto any interests or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby except as otherwise expressly stated herein

         9.17 ASSIGNABILITY. Borrower understands that Lender may from time to time transfer and assign its rights under this Agreement, including but not limited to the Note, in whole or in part, to one or more assignees. Borrower hereby consents to these transfers and assignments by Lender to one or more assignees. Borrower hereby consents that any such assignee may exercise the rights of the Lender hereunder. Borrower further hereby consents and acknowledges that any and all defenses, claims or counterclaims that it may have against the Lender shall be limited to, and may only be brought against, Lender, its successors and assigns, and may not extend to any assignee of this Agreement. Borrower and Lender intend that any and all direct or indirect assignees of the Lender of the type set forth above shall be the third party beneficiaries of this Agreement.

         9.18 SEAL. This Agreement is intended to take effect as an instrument under seal.

         9.19     TIME OF THE ESSENCE. Time is of the essence in this Agreement.

         9.20     CONFESSION OF JUDGMENT.

THE FOLLOWING SECTION SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, THE BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS AGREEMENT CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT BORROWER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT BORROWER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE

JUDGMENT CAN BE ENTERED AGAINST BORROWER AND BEFORE THE BORROWER'S ASSETS MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. IT IS SPECIFICALLY ACKNOWLEDGED BY BORROWER THAT THE LENDER HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY BORROWER HEREIN IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWER.

IF A DEFAULT OCCURS UNDER THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OR THE PROTHONOTARY OR CLERK OF ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY JURISDICTION WHERE PERMITTED BY LAW OR THE CLERK OF ANY UNITED STATES DISTRICT COURT, TO APPEAR FOR BORROWER IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER AND ENTER AND CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE LENDER FOR SUCH SUMS AS ARE DUE OR MAY BECOME DUE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS, TOGETHER WITH COSTS OF SUIT AND ACTUAL COLLECTION COSTS INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES EQUAL TO 10% OF THE OBLIGATIONS THEN DUE AND OWING BUT IN NO EVENT LESS THAN $10,000.00, WITH OR WITHOUT DECLARATION, WITHOUT PRIOR NOTICE, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL PROCEDURAL ERRORS AND THE RIGHT TO ISSUE EXECUTIONS FORTHWITH. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION THIS VOLUNTARY CONDEMNATION AND AGREES THAT SUCH REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; AND ALSO WAIVES ANY RELIEF FROM ANY APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. BORROWER FURTHER WAIVES THE RIGHT TO ANY NOTICE AND HEARING PRIOR TO THE EXECUTION, LEVY, ATTACHMENT OR OTHER TYPE OF ENFORCEMENT OF ANY JUDGMENT OBTAINED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO BE NOTIFIED AND HEARD PRIOR TO THE GARNISHMENT, LEVY, EXECUTION UPON AND ATTACHMENT OF BORROWER'S BANK ACCOUNTS AND OTHER PROPERTY. IF A COPY OF THIS NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL THEREOF AS A WARRANT OF ATTORNEY, ANY PRACTICE OR USAGE TO THE CONTRARY NOTWITHSTANDING. THE AUTHORITY HEREIN GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE THEREOF, BUT SHALL CONTINUE AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL FIND IT NECESSARY AND DESIRABLE AND AT ALL TIMES UNTIL FULL PAYMENT OF ALL AMOUNTS DUE HEREUNDER AND UNDER ANY OTHER LOAN DOCUMENTS. THE LENDER MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR

ANY PART OF THE OBLIGATIONS ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS TO WHICH BORROWER IS A PARTY, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT THAT ANY JUDGMENT CONFESSED AGAINST THE BORROWER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BEHALF OF BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY REASON, THE LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE OBLIGATIONS OWING UNDER THIS NOTE AND/OR FOR ANY OTHER LIABILITIES, AS HEREIN PROVIDED.

         9.21 USURY. If the applicable interest rate from time to time shall exceed the maximum rate of interest permitted by applicable law, then the applicable interest rate during such time shall be reduced so as to equal the maximum rate of interest permitted by applicable law, and, in the event a payment is made by Borrower or received by Lender in excess of the applicable legal limits, the amount of such excess payment shall be credited to the account of Borrower as a payment of principal.

         9.22 SIGNATURES BY FACSIMILE. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereby by such party.

         9.23 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. BOTH OF THE PARTIES HERETO AGREE THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

         9.24 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BOTH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS

                  NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT. THE PARTIES AGREE THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

                    (SIGNATURES APPEAR ON THE FOLLOWING PAGE)
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                             IGAMES ENTERTAINMENT, INC.


By:_______________________          By: _____________________________   (SEAL)
                                        Jeremy Stein
                                        Its:  President and CEO


                                    MERCANTILE CAPITAL, LP


                                    By: _____________________________
                                        Jay Starr
                                        Its: CEO


SURETY ACKNOWLEDGEMENT:

Money Centers of America, Inc., under a Corporate Surety Agreement in favor of Lender effective the 26th day of November, 2003 hereby acknowledges receipt of this Agreement and consents to its terms and conditions.



By: ____________________________
    Christopher M. Wolfington
    Its: Chairman and CEO

                                   Schedule 1

1. "ACCOUNTS", "CHATTEL PAPER", "CONTRACTS", "CONTRACT RIGHTS", "DOCUMENTS", "EQUIPMENT", "GENERAL INTANGIBLES", "GOODS", "INVENTORY", "INSTRUMENTS", "LETTER-OF-CREDIT RIGHTS", "DEPOSIT ACCOUNTS", "PAYMENT INTANGIBLES", "HEALTH CARE INSURANCE RECEIVABLES", "RECORDS", "PROMISSORY NOTES", "SUPPORTING OBLIGATIONS" and "PROCEEDS" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code except that the term "ACCOUNTS" shall also include all amounts due under any lease of real property, a note receivable, any right to payment under a note receivable, any right to payment which ahs been earned under an Account, a Contract Right, HealthCare Insurance Receivable, or credit card receivable, Letter-of-Credit Right, Payment Intangibles and all rights to payment arising out of or related to any and all personal property lease agreements, personal property rental agreements and consignment agreements in which Borrower is the lessor, renter or consignor and this Agreement shall also be considered an assignment of all such lease, rental and consignment agreements. "INVENTORY" shall include the property described in this Schedule 1.

2. "ACCOUNT DEBTOR" shall mean the Person with respect to any Account, and/or the prospective purchaser with respect to any Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower pursuant to which Borrower is to deliver any personal property or perform any service.

3. "ASSETS" means all assets that should, in accordance with GAAP, consistently applied, be classified as assets on a balance sheet of the Borrower.

4. "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are either authorized or required to be and remain closed to the general public.

5. "CLOSING" means the receipt or waiver by Lender of all the agreements, documents and instruments required hereunder in form and content acceptable to Lender, and the satisfaction by Borrower or waiver or extension by Lender of all or part of the Conditions Precedent set forth herein.

6. "CLOSING DATE", means the date upon which Lender has elected to make disbursement of the Loan to Borrower. The Closing Date shall be November 26, 2003 unless otherwise extended by Lender.

7. "DEBT" shall mean all of Borrower's Liabilities (determined in accordance with GAAP).

8. "FINANCIAL STATEMENTS" means the consolidated and consolidating balance sheet, statements of income and retained earnings and statements of cash flow of the Borrower and the Guarantor and all other financial statements of Borrower and the Guarantor, prepared in accordance with GAAP, submitted and to be submitted to lender hereunder, and in form and content acceptable to Lender.

9. "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles applied on a consistent basis, in accordance with the Statement of Auditing Standards No. 69.

10. "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

11. "INDEBTEDNESS" means, as to Borrower, all Liabilities, indebtedness or obligations of Borrower to any Person of any kind or nature, now or hereafter arising, due and payable, or to become due and payable, matured or unmatured, liquidated or unliquidated, direct, secondary or contingent, fixed or otherwise, joint or several.

12. "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or agency thereof or any court or similar entity established by any thereof.

13. "LIABILITIES" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on a balance sheet of Borrower.

14. "LIEN" means:

         a) Any interest in real, personal and intangible property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

         b) To the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and

         c) Any contingent or other agreement to provide any of the foregoing.

15. "LOAN DOCUMENTS" shall mean this Loan Agreement, the Note, the Surety Agreement and/or any deed of trust, mortgage, assignment of lease, note, contract, security instrument, encumbrance, financing statement, certificate, assignment, pledge, report, subordination, conditional sale, other title retention agreement, or other document related to or delivered in connection with the transactions contemplated by this Agreement.

16. "MATERIAL ADVERSE CHANGE" shall mean any changes that could result in a Material Adverse Effect.

17. "MATERIAL ADVERSE EFFECT" shall mean any set of circumstances or events which

         a) Has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document,

         b) Is or could reasonably be expected to be material and adverse to the properties, Assets, condition (financial or otherwise) or business operations, results of operations of the Borrower or to the prospects of Borrower.

         c) Impairs materially or could reasonably be expected to impair materially the ability of Borrower to duly and punctually pay or perform its Obligations or

         d) Materially impairs or could reasonably be expected to materially impair the ability of the Lender to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

18. "OBLIGATIONS" means the obligations of Borrower:

         a) To pay the principal of and all interest on all present and future Loan Amounts and advances made hereunder in accordance with the terms hereof or otherwise to or for the benefit of Borrower and to satisfy all of its other Indebtedness, obligations, liabilities, covenants, duties and Debts to Lender for payment or performance, whether hereunder or otherwise, whether now existing or hereafter incurred or arising, matured and unmatured, due or to become due, absolute, direct or contingent, joint or several, primary or secondary, including any extensions, modifications, renewals thereof and substitutions therefor, whether or not evidenced by any note, agreement or other instrument or document, whether arising from an extension of credit, opening of a Letter of Credit, acceptance, loan, guaranty, indemnification, overdraft or otherwise including all Indebtedness, liabilities or obligations arising from any obligor to others which the Lender may have obtained by purchase, negotiations, discount, assignment or otherwise;

         b) To repay to Lender all amounts advanced by Lender hereunder or under the Loan Documents or otherwise on behalf of (or for the benefit of) any obligor including, without limitation, advances for principal or interest payments to prior to subordinate secured parties, mortgages, or lienors, or for taxes, levies, insurance, rent, repairs to, maintenance or storage of any of the Collateral; and

         c) To pay all of Lender's expenses and costs including without limitation, all filing, recording and satisfaction fees, or taxes, and the fees and expenses of its counsel in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the documents required hereunder, the perfection or maintenance of Lender's Liens on and security interests in the Collateral, or any proceedings brought or threatened to enforce payment of any of the Obligations referred to in the foregoing.

19. "PERSON" means any individual, sole proprietorship, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, court, Governmental Authority, governmental or political subdivision or agency thereof or any other entity.

20. "PLEDGE AGREEMENT" means an agreement in favor of Lender, in form and content acceptable to Lender executed by any Person maintaining any property on behalf of the Borrower, acknowledging Lender's control over and rights in and to the pledged property.

21. "RECORDS" means correspondence, memoranda, tapes, discs, CD-ROMS, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer, machine or electronic language and the Equipment in which such information is stored or by which it is retrieved.

22. "SURETY" means Money Centers of America, Inc.

23. "UNIFORM COMMERCIAL CODE" OR "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania or of any other state in which any Collateral is located from time to time, (or any successor statute) the laws of which are required, as a result thereof, to be applied in connection with the perfection of security interest in the Collateral.

24. OTHER DEFINITIONAL PROVISIONS AND INTERPRETIVE PROVISIONS.

         a) Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         b) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

                                   SCHEDULE 2

1. 1,000,000 shares of the Borrower's Common Stock and the corresponding demand and piggy-back registration rights, as more fully set forth in the Pledge Agreement in the form attached hereto as EXHIBIT C;

2. All rights of Borrower to the payment of the $1,000,000 "Termination Amount," as that term is used and more specifically defined in Section 11(e)(ii) of the Stock Purchase Agreement between Borrower, Chex Services, Inc. and Equitex, Inc. dated November 3, 2003, as more fully set forth in The Assignment Agreement with respect to the "Termination Amount," in the form attached hereto as EXHIBIT E;

3. All money and cash of Borrower and all property of Borrower which at any time Lender shall have in its possession, or which is in transit to it, all amounts that may be owing form time to time by Lender to Borrower, and any balance or share belonging in whole or in part, to Borrower, in any deposit, agency, trust, escrow or other account or accounts with any bank or other financial institution (excluding all IRA, Keough and any trust, pension, profit sharing and similar accounts subject to ERISA), including any certificate of deposit;

4. All Assets, including without limitation, all now owned or hereafter acquired present and future Accounts (including Ineligible Accounts), Contract Rights, Contracts, Chattel Paper, accounts receivable, notes receivable, Documents, machinery, Equipment, Fixtures, furniture, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Deposit Accounts, Payment Intangibles, Health Care Insurance Receivables, Promissory Notes, Supporting Obligations, General Intangibles, Goods, including any returned ore repossessed Goods and all rights of stoppage in transit and similar rights, Proceeds, all lease or consignment agreements in which Borrower is lessor, consignor or consignee and all rights of payment related to any of the foregoing, and all liens and security instruments, books and Records evidencing, securing or relating to the foregoing including, all data processing cards, tapes, tabulating runs, programs software and similar materials.

5. All guarantees, sureties and endorsements of Borrower's existing and future Accounts, Chattel Paper, Documents, Instruments, accounts receivable Investment Property, Letter-of-Credit Rights, Deposit Accounts, Payment Intangibles, Health Care Insurance Receivables, Promissory Notes, Supporting Obligations, or Inventory, including any returned or repossessed Goods.

6. All security or collateral held or taken by Borrower to secure the payment and/or satisfaction of any Account, Chattel Paper, Contract, Contract Rights, Document, Instrument, account receivable, Investment Property, Letter-of-Credit Rights, Deposit Accounts, Payment Intangibles, health Care Insurance Receivables, Promissory Notes, Supporting Obligations, or Inventory, including any returned or repossessed Goods.

7. All notes, drafts, acceptances, documents or certificates of title, including bills of lading, warehouse receipts, policies and certificates of insurance (including without limitation credit insurance), and securities (domestic and foreign) now or hereafter owned by Borrower or in which Borrower has or acquires an interest in connection with its Accounts, Contracts, Contract Rights, Chattel Paper, Documents, Instruments, accounts receivable, Investment Property, Letter-of-Credit Rights, Deposit Accounts, Payments Intangibles, Health Care Insurance Receivables, Promissory Notes, Supporting Obligations, and Inventory.

8. All other rights of Borrower to the payment of money, including, without limitation, tax refunds and amounts due form Affiliates, and rights under any Letter of Credit;

9. All rights in connections with the residual value of any Goods or Inventory sold, leased, consigned or otherwise disposed of, including but not limited to, the proceeds of any third party's option to purchase such Inventory;

10. All of Borrower's rights in sale agreements, rental agreements, lease agreements, bills of lading, documents of title, warehouse receipts, charters, charter parties, bills of sale and other agreements arising out of or relating to purchase of goods or Inventory by or to Borrower, or the sale, rental, lease, consignment or other disposition of the such property or any portion thereof;

11. All patents, processes, trade names, trademarks, copyrights, licenses, now or hereafter affixed thereto, arising therefrom, used in connection therewith, or related to the possession, use, manufacture, processing, advertisement, sale, consignment, lease, other disposition or operation thereof;

12. The Real Estate, the improvements, all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed on or in the Real Estate or any improvements thereon, or which in some fashion are deemed to be Fixtures to the Real Estate or improvements:

13. Any and all replacements and substitutions of all or any of the property described in subparagraphs 1. through 10.;

14. All insurance and all rights of payment or other rights of Borrower arising out of, related to, or in connection with any of the foregoing.

15. All General Intangibles now or hereafter related to or arising from, used in connection with or related to the possession, use, sale, lease, consignment or other disposition of any of the foregoing and all insurance and all rights of payment or other rights of Borrower arising out of, related to, or in connection with any of the foregoing;

16. All Records pertaining to any of the foregoing.

                                 Schedule 6.1.9

                                  Indebtedness



iGames Entertainment, Inc. indebtedness is as follows:

$150,000 Secured Loan held at First Southern Bank.

$25,000 Unsecured Loan held at American Express.

SCHEDULE OF EXHIBITS

A. Note

B. Draw-Down Certificate

C. Stock Pledge and Registration Rights Agreement

D. Corporate Surety Agreement

E. Assignment Agreement

F. Opinion of Counsel